Exhibit 10.1

CONVERSION AGREEMENT

CONVERSION AGREEMENT (this “Agreement”), dated as of May 3, 2006, by and between Microvision, Inc., a Delaware corporation (the “Company”), and Satellite Strategic Finance Associates, LLC (“Satellite”).

A. Pursuant to the Securities Purchase Agreement, dated September 9, 2004 (the “Securities Purchase Agreement”), Satellite purchased from the Company (i) 10,000 shares of the Company’s Series A Convertible Preferred Stock, stated value $1,000 per share (the “Preferred Stock”) and (ii) a Warrant (the “Warrant”) to purchase shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”).

B. The Company and Satellite have agreed that the Company would issue Satellite 1,353,066 shares of Common Stock in exchange for 5,000 shares of Preferred Stock and the accrued dividends thereon (the “Proposed Transaction”).

C. To effectuate the Proposed Transaction, Satellite will convert 5,000 shares of Preferred Stock and all accrued and unpaid dividends thereon (which as of the date hereof is $15,822.00) into shares of Common Stock at a per share conversion price of $6.36472 (the “Conversion”); and, as an inducement for, and in consideration of, Satellite’s agreement to effectuate the Conversion, the Company will (x) issue 565,000 additional shares of Common Stock (the “Incentive Shares”) and (y) register the Incentive Shares with the Securities and Exchange Commission.

D. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Satellite hereby agree as follows:

1. CONVERSION; ISSUANCE OF INCENTIVE SHARES.

1.1 Conversion. Contemporaneously with the execution and delivery of this Agreement, Satellite shall execute and deliver to the Company a Notice of Conversion in the form attached to the Certificate of Designation (the “Notice of Conversion”) relating to the Preferred Stock (the “Certificate of Designation”), requesting the conversion of 5,000 shares of Preferred Stock into 788,066 shares of Common Stock. Upon receipt of the Notice of Conversion, the Company will deliver Conversion Shares (as defined in the Certificate of Designation) to Satellite in accordance with the terms of the Certificate of Designation. Satellite shall have all rights and remedies available to it under the Securities Purchase Agreement and Certificate of Designation with respect to the Conversion.

1.2 Issuance of Incentive Shares. Contemporaneously with the execution and delivery of this Agreement and receipt of the Notice of Conversion, the Company shall issue and deliver to Satellite a certificate representing the Incentive Shares, all of which will be fully paid and validly issued.

1.3 Dilutive Issuance and Below Market Issuance. The Company and Satellite hereby acknowledge and agree that the issuance of the Incentive Shares does not constitute a Dilutive Issuance or a Below Market Issuance for purposes of the adjustment provisions of Section 8 of the Certificate of Designation.

1.4 Registration Rights Agreement. Contemporaneously with the execution and delivery of this Agreement, the Company and Satellite shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit A, pursuant to which the Company will effect the registration of the Incentive Shares for resale by the holders thereof under the Securities Act (the “Registration Rights Agreement”).

1.5 Adjustment Upon Effective Date. If the 45 Day VWAP calculated as of the 45th Trading Day after the Effective Date (as defined in the Registration Rights Agreement) is less than $3.62, the Company shall pay Satellite in cash an amount equal to the product of (i) the difference of (x) $3.62 minus (y) the 45 Day VWAP calculated as of the 45th Trading Day after the Effective Date times (ii) the number of Incentive Shares sold by Satellite as of the 45th Trading Day after the Effective Date plus the number of Incentive Shares owned by Satellite as of the 45th Trading Day after the Effective Date as to which Satellite can demonstrate, to the Company’s reasonable satisfaction, Satellite is economically neutral as a result of hedging activities. Such amount shall be paid on the 48th Trading Day after the Effective Date pursuant to the written payment instructions of Satellite, provided such payment instructions are delivered to the Company no later than the 45th Trading Day after the Effective Date. Any amount payable and not received on the 48th Trading Day after the Effective Date shall accrue interest at a rate of the lower of eighteen percent (18%) per annum and the maximum rate permitted by applicable law. “45 Day VWAP” means, as of a particular date, the average of each daily VWAP for the 45 consecutive Trading Days occurring immediately prior to (but not including) such date. For the avoidance of doubt, the 45 Day VWAP shall be determined by calculating the daily VWAP for each of the 45 Trading Days immediately preceding the relevant date, adding together all of the daily VWAPs for such 45 Trading Day period, and dividing such sum by 45.

2. REPRESENTATIONS AND WARRANTIES OF SATELLITE. Satellite hereby represents and warrants to the Company that as of the date hereof:

2.1 Organization, Good Standing, Authority. Satellite is duly and validly organized, validly existing and in good standing under the laws of its formation with the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

2.2 Enforceability. This Agreement constitutes Satellite’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Satellite that as of the date hereof:

3.1 Organization, Good Standing. The Company is duly and validly organized, validly existing and in good standing under the laws of its formation and has all requisite power and authority to carry on its business as now conducted.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or organization, or any other person or entity is required (pursuant to any rule of the NASD or otherwise).

3.3 Due Execution; Enforceability. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4 Due Authorization; Valid Issuance. The Incentive Shares are duly authorized and, when issued and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company, and (ii) assuming the accuracy of Satellite’s representations in this Agreement, will be issued and delivered in compliance with all applicable Federal and state securities laws.

3.5 No Conflict with Other Instruments. Except as set forth on Schedule 3.5, the (i) execution, delivery and performance of this Agreement, and (ii) consummation of the transactions contemplated hereby (including without limitation, the issuance of the Incentive Shares) will not result in any violation of any provisions of the Company’s charter, Bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or the triggering of any rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities or other Persons to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise).

3.6 SEC Documents; Agreements; Financial Statements; Other Information. The Company has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2005 (collectively, the “SEC Documents”). The Company is not aware of any event occurring on or prior to the date hereof (other than the transactions effected hereby and quarterly releases of financial results) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the date hereof. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the SEC Documents and which, individually or in the aggregate, are not material to the business or financial condition of the Company. The financial statements included in the SEC Documents have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

4. COVENANTS OF THE COMPANY AND SATELLITE.

4.1 The Company agrees with Satellite that the Company will:

(a) file a Form D with respect to the issuance of the Incentive Shares if, as and when required under Regulation D and provide a copy thereof to Satellite promptly after such filing; and

(b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Incentive Shares for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall promptly provide evidence of any such action to Satellite at Satellite’s request.

4.2 Indemnification of Satellite. The Company will indemnify and hold Satellite and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Satellite Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Satellite Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against Satellite, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of Satellite, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of Satellite’s representation, warranties or covenants under this Agreement or any agreements or understandings Satellite may have with any such stockholder or any violations by Satellite of state or federal securities laws or any conduct by Satellite constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Satellite Party in respect of which indemnity may be sought pursuant to this Agreement, such Satellite Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Satellite Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Satellite Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Satellite Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Satellite Party. The Company will not be liable to any Satellite Party under this Agreement (i) for any settlement by a Satellite Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Satellite Party’s wrongful actions or omissions, or gross negligence or to such Satellite Party’s breach of any of the representations, warranties, covenants or agreements made by Satellite in this Agreement.

5. MISCELLANEOUS.

5.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the execution and delivery of this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

5.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Satellite may assign its rights and obligations hereunder in connection with any private sale or transfer of the Incentive Shares in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Satellite” shall be deemed to refer to such transferee with respect to the transferred Incentive Shares as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

5.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement and the transactions contemplated hereby, (ii) it is not relying on any advice or representation or warranty of any other party in connection with entering into this Agreement or such transactions (other than the representations and warranties made in this Agreement), (iii) it has not received from any party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the performance of its obligations hereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any party.

5.4 Injunctive Relief. The parties hereto acknowledge and agree that a breach by either of their obligations hereunder will cause irreparable harm the other party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations.

5.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

5.7 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.8 Notices. Any notice, demand or request required or permitted to be given by the Company or Satellite pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Microvision, Inc.

6222 185th Avenue NE

Redmond, WA 98052

Attn: General Counsel

Tel: (425) 415-6847

Fax: (425) 936-4550

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attn: Joel F. Freedman

Tel: (617) 951-7000

Fax: (617) 951-7050

and if to Satellite, to such address as shall appear on the signature page hereof executed by Satellite, or as shall be designated by Satellite in writing to the Company in accordance with this Section 5.8.

5.9 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least a majority of the Incentive Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.10 Expenses. The Company and Satellite shall each pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the other documents contemplated hereby; provided, however, that that the Company shall, concurrently with the execution of this Agreement, pay $7,500 in immediately available funds for all reasonable, documented out-of-pocket expenses (including without limitation reasonable legal fees and expenses) incurred by Satellite in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other documents contemplated hereby.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
	Name:	Thomas M. Walker
	Title:	Vice President, General Counsel

SATELLITE STRATEGIC FINANCE ASSOCIATES, LLC
By:	Satellite Asset Management, L.P., its Manager

	By:	/s/ Brian Kriftcher
		Name:	Brian Kriftcher
		Title:	C.O.O. & Principal

ADDRESS:

c/o Satellite Asset Management, L.P.

623 Fifth Avenue, 20th Floor

New York, New York 10022

Tel:	212-209-2000
Fax:	212-209-2021

With a copy to:

Mazzeo Song LLP

708 Third Avenue

19th Floor

New York, New York 10017

Attn:	Robert L. Mazzeo, Esq.
Tel:	212-599-0700
Fax:	212-599-8400

Exhibit A

Registration Rights Agreement